Exhibit 99.1

Applied Digital Solutions Reports First Quarter 2003 Financial Results

    PALM BEACH, Fla.--(BUSINESS WIRE)--May 15, 2003--Applied Digital Solutions, Inc. (Nasdaq: ADSX), an advanced technology development company, today reported its consolidated results for the first quarter ended March 31, 2003. The Company's consolidated financial results include the balance sheets, operating results and cash flows of its majority-owned subsidiaries, Digital Angel Corporation (AMEX: DOC), and InfoTech USA, Inc., formerly SysComm International Corporation (OTC: SYCM).
    Revenue from continuing operations for the first quarter of 2003 was $25.1 million, compared with revenue from continuing operations of $28.2 million for the first quarter of 2002. The decrease in comparative quarterly revenues was due to the Company's restructuring through the sale or closure of business units in 2002 and lower sales for InfoTech USA. On a comparative quarterly basis, revenue in the first quarter of 2003 for Digital Angel Corporation and for the Company's wholly owned subsidiary, Computer Equity Corporation, improved.
    Net loss from continuing operations for the three-months ended March 31, 2003, was $26.8 million, or $0.10 per share, compared to a net loss from continuing operations of $24.7 million, or $0.10 per share, for the first quarter of 2002.
    Included in the results for the first quarter of 2003 is a charge of $22.0 million related to the severance agreements with certain former executive officers and directors of the Company. Included in the results for the first quarter of 2002 is a non-cash charge of $18.7 million resulting from the conversion of options to acquire Digital Angel Corporation common stock into options to acquire Medical Advisory Systems, Inc.'s (MAS) common stock as a result of the merger of Digital Angel Corporation and MAS on March 27, 2002.
    Commenting on developments in the first quarter, Scott R. Silverman, Chairman and CEO, said: "The first quarter of 2003 saw a number of significant developments at Applied Digital. With a new management team in place and an encouraging new arrangement with our senior lender, I am optimistic about Applied Digital's future prospects. The Company is committed to communicating more effectively with our shareholders, executing on our business plan, and building long-term shareholder value."
    A number of important developments occurred during the first quarter of 2003, including:

    -- Shipment of VeriChip products to the Company's distributor in Mexico and to US-based Authorized VeriChip Centers;

    -- Announcement by Digital Angel Corporation that it had received clearances from the Food and Drug Administration and the US Department of Agriculture to market Bio-Thermo(TM), a new temperature-sensing implantable microchip for use in pets, livestock, and other animals;

    -- Announcement in March by Applied Digital's Computer Equity/GTI subsidiary that it was one of several companies awarded multi-year contracts by the General Services Administration's Federal Technology Service (FTS) as part of the agency's
        CONNECTIONS program;

    -- Forbearance Agreement with IBM Credit, announced on March 27, 2003. Under the terms of that agreement, the Company has the right to purchase all of its debt of approximately $95 million (including accrued interest) with a payment of $30 million by June 30, 2003, subject to continued compliance with the terms of the Forbearance Agreement. If this payment is made on or before June 30, 2003, Applied Digital would satisfy its full obligation to IBM Credit. As of this date, the Company is in compliance with all terms of the Forbearance Agreement.

    About VeriChip(TM)

    VeriChip is a miniaturized radio frequency identification device
(RFID) that can be used in a variety of security, financial, emergency identification and other applications. About the size of a grain of rice, each VeriChip product contains a unique verification number and will be available in several formats, some of which will be insertable under the skin. The verification number is captured by briefly passing a proprietary scanner over the VeriChip. A small amount of radio frequency energy passes from the scanner energizing the dormant VeriChip, which then emits a radio frequency signal transmitting the verification number. In October 2002, the US Food and Drug Administration (FDA) ruled that VeriChip was not a regulated device with regard to its security, financial, personal identification/safety applications but that VeriChip's healthcare information applications are regulated by the FDA. VeriChip Corporation is a wholly owned subsidiary of Applied Digital Solutions.

    About Digital Angel Corporation (AMEX:DOC)

    On March 27, 2002, Digital Angel Corporation completed a merger with Medical Advisory Systems, Inc., which for two decades has operated a 24/7, physician-staffed response center in Owings, Maryland. Prior to the merger, Digital Angel Corporation was a 93% owned subsidiary of Applied Digital Solutions, Inc. (Nasdaq: ADSX), which now is a beneficial owner of the company. Digital Angel(TM) technology represents the first-ever combination of advanced sensors and Web-enabled wireless telecommunications linked to Global Positioning Systems (GPS). By utilizing advanced sensor capabilities, Digital Angel is able to monitor key functions - such as ambient temperature and physical movement - and transmit that data, along with accurate emergency location information, to a ground station or monitoring facility. The company also invented, manufactures and markets implantable identification microchips the size of a grain of rice for use in humans, companion pets, fish, and livestock. Digital Angel Corp. owns the patents for its inventions in all applications of the implantable microchip technology for humans and animals. For more information about Digital Angel Corp., visit www.DigitalAngelCorp.com.

    About Thermo Life(TM)

    Thermo Life is a miniaturized, thermoelectric generator powered by body heat. On July 9, 2002, the Company announced that it had achieved an important breakthrough: 3.0-volts of electrical power successfully generated by Thermo Life in laboratory tests. The Company believes Thermo Life technology has a wide variety of potential uses, including the powering of various electronic devices, wristwatches, medical devices, smoke detectors and other heat-related sensors. If Thermo Life performs as expected in commercial applications, this technology could effectively eliminate the need to periodically replace the power source of these devices. Thermo Life technology can also provide an independent, heat-generated power source for security related sensors. Thermo Life Energy Corporation is a wholly owned subsidiary of Applied Digital Solutions.

    About Applied Digital Solutions, Inc.

    Applied Digital Solutions is an advanced technology development company that focuses on a range of life-enhancing, personal safeguard technologies, early warning alert systems, miniaturized power sources and security monitoring systems combined with the comprehensive data management services required to support them. Through its Advanced Technology Group, the company specializes in security-related data collection, value-added data intelligence and complex data delivery systems for a wide variety of end users including commercial operations, government agencies and consumers. Applied Digital Solutions is the beneficial owner of a majority position in Digital Angel Corporation (AMEX:DOC). For more information, visit the company's website at http://www.adsx.com.

    Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

    CONTACT: Applied Digital Solutions, Inc.
             Investor Contact:
             Lori Alexander, 561/805-8013
             investor@adsx.com
             or
             Media Contact:
             Matthew Cossolotto, 914/245-9721
             matthew@ovations.com